UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 21, 2003


Commission      Registrant; State of Incorporation;        IRS Employer
File Number     Address; and Telephone Number              Identification Number
-----------     -----------------------------------        ---------------------

1-13739         UNISOURCE ENERGY CORPORATION               86-0786732
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ  85701
                (520) 571-4000

1-5924          TUCSON ELECTRIC POWER COMPANY              86-0062700
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ  85701
                (520) 571-4000

Item 5. Other Events
--------------------

     On November 21, 2003, UniSource Energy Corporation ("UniSource Energy") and Saguaro Acquisition Corp., a Delaware corporation (the "Acquisition Company"), entered into an Agreement and Plan of Merger (the "Acquisition Agreement"), providing for the acquisition of all of the common stock of UniSource Energy by Saguaro Utility Group L.P., an Arizona limited partnership ("Saguaro"), whose general partner is Sage Mountain, L.L.C. ("Sage Mountain") and whose limited partners include investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC and Wachovia Capital Partners.

     Frederick B. Rentschler is the managing member of Sage Mountain, an Arizona limited liability company, and the Acquisition Company is a wholly-owned indirect subsidiary of Saguaro.

     Pursuant to the Acquisition Agreement, the Acquisition Company will merge with and into UniSource Energy (the "Acquisition"), with UniSource Energy being the surviving corporation. The Acquisition has been approved by UniSource Energy's Board of Directors, and is expected to occur after all of the conditions specified in the Acquisition Agreement to the consummation of the Acquisition are satisfied, including the receipt of required regulatory authorizations and the required approval of UniSource Energy's shareholders.

     Under the terms of the Acquisition Agreement, each outstanding share of UniSource Energy's common stock, no par value per share (the "UniSource Energy Common Stock"), other than shares owned by Saguaro, the Acquisition Company or UniSource Energy or its subsidiaries, will be converted into the right to receive $25.25 in cash (the "Acquisition Consideration") and a wholly-owned subsidiary of Saguaro (the "Financing Company") will become the sole shareholder of UniSource Energy. Pursuant to the Acquisition Agreement, approximately $880 million in cash will be paid to holders of shares of UniSource Energy Common Stock and holders of stock options and performance shares awarded under UniSource Energy's performance incentive plans.

     The Board of Directors of UniSource Energy has received an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, to the effect that as of the date of the Acquisition Agreement, the Acquisition Consideration is fair from a financial point of view to the holders of UniSource Energy Common Stock.

     The cash purchase price is expected to be funded by a combination of equity contributions by the partners of Saguaro and borrowings and issuances of debt securities by the Financing Company. It is a condition to the consummation of the Acquisition that restrictions on the ability of Tucson Electric Power Company ("TEP") to pay dividends be eliminated. In connection with the satisfaction of this condition, TEP's ratio of equity to total capitalization is expected to be improved to 40% (excluding capital lease obligations) at the time of the Acquisition by causing UniSource Energy to provide up to $168 million in equity contributions and by causing the $95 million note of UniSource Energy to TEP to be repaid. TEP would use most of the proceeds of the equity contributions and note repayment to retire some of its outstanding debt.

     It is expected that the partners of Saguaro will contribute approximately $557 million as common and/or preferred equity to the Financing Company and that the Financing Company will borrow up to $660 million to fund the cash purchase price, make the payments to TEP described above and to pay transaction expenses. The Financing Company is also expected to obtain a $50 million revolving credit facility for general corporate purposes. It is further expected that TEP's existing credit facility will be refinanced with a new $220 million facility and that a new $40 million revolving credit facility will be made available to UniSource Energy Services and its subsidiaries. The Financing Company and the Acquisition Company received commitments from lenders for a portion of the debt financing described above. The commitments are subject to customary conditions. It is expected that the balance of the debt financing will be raised through a notes issuance by the Financing Company. The Financing Company and the Acquisition Company delivered to UniSource Energy a letter from a group of


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investment banks that they were highly confident that they could arrange for the sale of such notes through a private sale and/or a public offering.

     The Acquisition is subject to several closing conditions, including without limitation, (i) the absence of any material adverse change in the business, properties, assets, condition, prospects or results of operations of UniSource Energy and its subsidiaries taken together as a whole, (ii) the receipt of the required approval of UniSource Energy's shareholders, (iii) all necessary governmental approvals and the making of all necessary governmental filings, and
(iv) the availability of the $970 million in debt financing described above on the conditions described in the Acquisition Agreement. Approvals and actions of the Arizona Corporation Commission, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, and the Federal Energy Regulatory Commission under the Federal Power Act, as amended, are required. Filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the associated waiting period are also required. A meeting of UniSource Energy's shareholders to vote on the Acquisition will be convened as soon as reasonably practicable and is expected to be held in the first half of 2004.

     The Acquisition Agreement contains certain operating covenants with respect to UniSource Energy and its subsidiaries pending the consummation of the Acquisition. Generally, unless the parties have otherwise agreed with respect to specified business activities or UniSource Energy obtains the Acquisition Company's prior written consent, which consent can not be unreasonably withheld by the Acquisition Company, UniSource Energy and its subsidiaries must carry on their business in the ordinary course consistent with past practice and use all commercially reasonable efforts to preserve substantially intact their present business organization and present regulatory, business and employee relationships. In addition, the Acquisition Agreement contains certain specific restrictions or limitations on the activities of each of UniSource Energy and its subsidiaries, subject to the receipt of the Acquisition Company's prior written consent, which consent can not be unreasonably withheld by the Acquisition Company, including the issuance or repurchase of capital stock, the amendment of its charter and bylaws, acquisitions and dispositions of assets, capital expenditures, incurrence of indebtedness, modification of employee compensation and benefits, changes in accounting methods, discharging of liabilities, and matters relating to UniSource Energy's investment in Millennium Energy Holdings, Inc. UniSource Energy, however, is permitted to declare and pay its regular quarterly dividend.

     The Acquisition Agreement may be terminated by either UniSource Energy or the Acquisition Company in certain circumstances, including if the Acquisition is not consummated by March 31, 2005. In certain circumstances, upon the termination of the Acquisition Agreement, UniSource Energy would be required to pay the Acquisition Company's expenses and a termination fee in an aggregate amount of up to $25 million.

     As a result of the approval of the Acquisition by UniSource Energy's Board of Directors, the Acquisition will not be an event that triggers the provisions of UniSource Energy's shareholder rights plan or the restrictions on "business combinations" or "control share acquisitions" under the Arizona Business Corporation Act.

Item 7. Financial Statements and Exhibits
-----------------------------------------

        (c)  Exhibits

        10 Agreement and Plan of Merger between UniSource Energy Corporation and Saguaro Acquisition Corp., dated as of November 21, 2003

        99   Press release of UniSource Energy issued on November 24, 2003


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              UNISOURCE ENERGY CORPORATION
                                              ----------------------------
                                                      (Registrant)


Date:  November 24, 2003                         /s/ Kevin P. Larson
                                               ---------------------------
                                                     Kevin P. Larson
                                                   Vice President and
                                               Principal Financial Officer




                                             TUCSON ELECTRIC POWER COMPANY
                                             -----------------------------
                                                      (Registrant)


Date:  November 24, 2003                         /s/ Kevin P. Larson
                                             -----------------------------
                                                     Kevin P. Larson
                                                   Vice President and
                                               Principal Financial Officer